Exhibit 3.5

ARTICLES OF INCORPORATION State Form 4159 (R12/1/1-03) Approved by State Board of Accounts, 2003	TODD ROKITA SECRETARY OF STATE CORPORATE DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone (317) 232-6576 Indiana Code 23-1-21-2 FILING FEE $90.00
ARTICLES OF INCORPORATION
The undersigned desiring to form a corporation (hereinafter referred to as “Corporation”) pursuant to the provisions of:
[X] Indiana Business Corporation Law As amended, executes the following Articles of incorporation:	[ ] Indiana Professional Corporation Act 1983, Indiana Code 23-1.5-1-1,et seq. (Professional corporations must include Certificate of Registration.)
ARTICLE I - NAME AND PRINCIPAL OFFICE
Name of Corporation (the name must include the word “Corporation”, “Limited”, “Company” or an abbreviation thereof) MAJESTIC STAR CASINO CAPITAL CORP. II
Principal Office:
Post office address: 301 FREMONT ST, 12th FLOOR	City LAS VEGAS	State NEVADA	ZIP Code 89101
ARTICLE II - REGISTERED OFFICE AND AGENT
Registered Agent: The name and street address of the Corporation’s Registered Agent and Registered Office for service of process are:
Name of Registered Agent C T Corporation System
Address of Registered Office (Street or building) 251 E. Ohio St, Suite 1100	City Indianapolis	State Indiana	ZIP Code 46204
ARTICLE III - AUTHORIZED SHARES
Number of shares the Corporation is authorized to issue: 1000 If there is more than one class of shares, shares with rights and preferences, list such information as “Exhibit A.”
(the name(s) and address(es) of the incorporators of the corporation)
NAME	NUMBER AND STREET OR BUILDING	CITY	STATE	ZIP CODE
Janice M. Gauvin c/o Dykema Gossett, PLLC	400 Renaissance Center	Detroit	Michigan	48243-1668
In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 15th day of November , 2005
Signature of Incorporator /s/ Janice M. Gauvin	Printed name JANICE M. GAUVIN, INCORPORATOR
This instrument was prepared by: (Name) JANICE M. GAUVIN c/o DYKEMA GOSSETT PLLC
Address (number, street, city and state) 400 RENAISSANCE CENTER, DETROIT, MICHIGAN		ZIP Code 48243-1668